UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of report (Date of earliest event reported) July 21, 2023
FRESH TRACKS THERAPEUTICS, INC.
(Exact name of Registrant as specified in its charter)

Delaware	000-21088	93-0948554
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5777 Central Avenue
Suite 102
Boulder, CO 80301
(Address of Principal Executive Offices) (Zip Code)
Registrant’s telephone number, including area code: (720) 505-4755

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.01 per share	FRTX	The Nasdaq Stock Market LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into Material Definitive Agreement.
On July 21, 2023 (the “Effective Date”), Fresh Tracks Therapeutics, Inc. (the “Company”) and its wholly owned subsidiary, Brickell Subsidiary, Inc. (“Brickell Subsidiary”), entered into Amendment No. 1 to Asset Purchase Agreement (the “APA Amendment”) with Botanix SB Inc. (“Botanix”) and Botanix Pharmaceuticals Limited (“BPL”), which amends the Asset Purchase Agreement, dated as of May 3, 2022 (the “Purchase Agreement”), by and among the Company, Brickell Subsidiary, Botanix, and BPL.
The APA Amendment provides that, in lieu of the remaining amounts potentially payable by Botanix to the Company pursuant to the Purchase Agreement, including certain milestone payments, earnout payments, payments from Kaken Pharmaceutical Co., Ltd., and reimbursement payments (collectively, the “Post-Closing Payment Obligations”), Botanix will pay $8,250,000 in United States dollars to the Company within four business days after the Effective Date. Pursuant to the APA Amendment, the Company has directed Botanix to pay $1,650,000 of such amount to the Company’s former licensor, Bodor Laboratories, Inc. (“Bodor”), as further described below, resulting in Botanix being obligated to pay the Company $6,600,000. The APA Amendment also provides that upon payment of the amounts by Botanix thereunder, all Post-Closing Payment Obligations under the Purchase Agreement are terminated and of no further force or effect. Except as explicitly amended by the APA Amendment, the Purchase Agreement remains in full force and effect.
In connection with the APA Amendment, on the Effective Date, the Company, Brickell Subsidiary, and Bodor entered into a Second Amendment to Rights Agreement (the “RA Amendment”), which amends the Rights Agreement between the Company, Brickell Subsidiary, and Bodor entered into on May 3, 2022, as amended on November 10, 2022 (the “Rights Agreement”). The RA Amendment provides that in exchange for the one-time payment of $1,650,000 in United States dollars by Botanix on behalf of the Company to Bodor, as described above, the Company shall have no further payment obligations to Bodor under or in connection with the Rights Agreement or Purchase Agreement. Except as explicitly amended by the RA Amendment, the Rights Agreement remains in full force and effect.
The foregoing summaries of the APA Amendment and the RA Amendment are qualified in their entirety by the full text of the APA Amendment and the RA Amendment, copies of which are attached hereto as Exhibits 10.1 and 10.2, respectively, and are incorporated herein by reference.
Item 7.01. Regulation FD.
On July 21, 2023, the Company issued a press release related to the above items. A copy of the press release is attached hereto as Exhibit 99.1.
The information in this Item 7.01 is being furnished and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, regardless of any general incorporation language in such filing.
Item 9.01. Financial Statements and Exhibits.
(d) Exhibits.

10.1	Amendment No. 1 to Asset Purchase Agreement, dated as of July 21, 2023, by and among Fresh Tracks Therapeutics, Inc., Brickell Subsidiary, Inc., Botanix SB Inc., and Botanix Pharmaceuticals Limited

10.2	Second Amendment to Rights Agreement, dated as of July 21, 2023, by and among Fresh Tracks Therapeutics, Inc., Brickell Subsidiary, Inc., and Bodor Laboratories, Inc.

99.1	Press release issued by Fresh Tracks Therapeutics, Inc. on July 21, 2023

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 21, 2023	Fresh Tracks Therapeutics, Inc.

	By:	/s/ Andrew D. Sklawer
	Name:	Andrew D. Sklawer
	Title:	President and Chief Executive Officer